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                                                                   EXHIBIT 21.1


                                  SUBSIDIARIES
                                       OF
                                 DATASCOPE CORP.

         The following table lists, as of June 30, 2002, the direct and indirect subsidiaries of Datascope Corp., the jurisdiction of organization and the percentage of voting securities owned by the immediate parent of each subsidiary:

                                                        Where           % of
                                                        Incorporated    Voting
                                                        ------------    -------
      Stock

      Datascope FSC, Ltd.                               Barbados          100

      Datascope Investment Corp.                        New Jersey        100

      Datascope B.V.                                    Netherlands       100
               Datascope Medical Co. Ltd.               United Kingdom    100
               Datascope S.A.R.L.                       France            100
               Datascope GmbH                           Germany           100
               InterVascular S.A.S.                     France            100
               Datascope S.L.                           Spain             100
               Datascope Interventional GmbH            Germany           100

      Bioplex Corp.                                     Delaware          100
               Bioplex Medical B.V.                     Netherlands       100

      Datascope Biomaterials Research B.V.              Netherlands       100

      Genisphere, Inc.                                  Delaware           83

      InterVascular Inc.                                Delaware          100
               InterVascular S.A.R.L.                   France            100
               InterVascular GmbH                       Germany           100
               Datascope Italia S.R.L.                  Italy             100
               Datascope S.P.R.L.                       Belgium           100
               Datascope Trademark Corp.                Delaware          100